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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-107376 of Bunge Limited on Form F-3 of our report dated February 14, 2003 on the consolidated financial statements of Cereol S.A. at September 30, 2002 and at December 31, 2001 and for the nine months ended September 30, 2002 and the year ended December 31, 2001 (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the basis of presentation of the 2001 consolidated financial statements of Cereol S.A. as described in Note 1 to the consolidated financial statements; and to claims and litigation in progress described in Note 15.c to the consolidated financial statements), appearing in the Annual Report on Form 20-F of Bunge Limited for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE TOUCHE TOHMATSU
Paris, France
August 4, 2003

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INDEPENDENT AUDITORS' CONSENT